Exhibit 10.13



                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE


Monsanto Company,                   )
                                    )
                  Plaintiff,        )
                                    )       CIVIC ACTION NO. 95-278 LON
v.                                  )
                                    )
DNA Plant Technology                )
Corporation,                        )
                                    )
                  Defendant.        )

                                            CONSENT JUDGMENT

         The Court, having been advised that the parties have entered into a settlement agreement, and the parties having submitted this consent judgement and injunction to the Court for its consideration, and the Court having concluded that the provisions of this consent judgment and injunction are appropriate to the settlement and disposition of this action:

         It is hereby ORDERED, ADJUDGED, and DECREED that:

         1. This Court has jurisdiction over the parties and the subject matter of this action.
         2. Plaintiff is now and has been at all times since the dates of issuance the owner of United States Patent No. 5,352,605, issued October 4, 1994, entitled "Chimeric Genes for Transforming Plant Cells Using Viral Promoters"; and United States Patent No. 5,034,322, issued July 23, 1991, entitled "Chimeric Genes Suitable for Expression in Plant Cells."
         3. United States Patent Nos. 5,352,605 and 5,034,322 were each duly and legally issued, are each valid and enforceable, and have each been enforceable at all times since their respective issuance dates.
         4. Defendant acknowledges its intent to be bound by the acknowledgement of validity and enforceability of U.S. Patent Nos. 5,352,605 and 5,034,322.
         5. United States Patent No. 5,352,605 has been infringed by Defendant's making, use or sale in the United States of Defendant's hybrid tomatoes derived from its Delayed Ripening Tomato Line 1345-4 and by Defendant's making and using certain other plants, plant products, seeds, cells, cultures, or DNA molecules containing a chimeric gene expressible in plants and including a CaMV 35S promoter.
         6. United States Patent No. 5,034,322 has been infringed by Defendant's making, use or sale in the United States of Defendant's hybrid tomatoes derived from its Delayed Ripening Tomato Line 1345-4 and by Defendant's making and using certain other plants, plant products, seeds, cells, cultures or DNA molecules containing a chimeric gene expressible in plants and including a kanamycin resistance marker combined with a promoter region from either an opine synthase gene or a ribulose-1.5-bisphosphate carboxylase small subunit gene.
         7. Except as authorized by valid license rights or in Paragraph 5 of the confidential Settlement Agreement entered into between the parties, Defendant and its officers, agents, servants, and employees and those in active concert and participation with them are permanently enjoined from infringing, or contributing to or inducing the infringement of, any claim of United States Patent No. 5,352,605 by making, using or selling or offering for sale a plant, seed, cell, culture or DNA molecule containing a chimeric gene expressible in plant and including a CaMV 35S promoter for the life of the '605 patent or until such time as the patent is declared invalid or unenforceable by a court of competent jurisdiction.
         8. Except as authorized by valid license rights or in Paragraph 5 of the confidential Settlement Agreement entered into between the parties, Defendant and its officers, agents, servants, and employees and those in active concert and participation with them are permanently enjoined from infringing, or contributing to or inducing the infringement of, any claim of United States Patent No. 5,034,322 by making, using or selling or offering for sale a plant, seed, cell, culture or DNA molecule continuing a chimeric gene expressible in plants and including a kanamycin resistance marker combined with a promoter region from either an opine synthase gene or a ribulose-1.5-bisphosphate carboxylase small subunit gene for the life of the '322 patent or until such time as the patent is declared invalid or unenforceable by a court of competent jurisdiction.
         9. Plaintiff and Defendant have entered into a confidential Settlement Agreement that makes agreed provision for compensating Plaintiff for the acknowledged infringement, which Agreement shall be maintained as confidential in accordance with its terms.
         10. Inasmuch as this Consent Judgment has been agreed without any discovery respecting the activities of Defendant, Plaintiff and Defendant agree and understand that this order shall not operate to preclude Monsanto from recovering for any acts either before or after the date hereof which may constitute an infringement of either U.S. Patent Nos. 5,352,605 and 5,034,322 or any other patent of Monsanto which acts are not within the scope of the injunctions set forth in Paragraphs 7 or 8 above of this Consent Judgment.
         11. Each party shall bear its own attorneys' fees and costs.
         12. The Court retains jurisdiction to enforce this Consent Judgment and the underlying Settlement Agreement.
         13. This Consent Judgment, insofar as it applies to U.S. Patent No. 5,352,605, is effective between the parties as a final adjudication of patent infringement, validity, and enforceability unless and until the patent-in-suit is declared invalid or unenforceable by a court of competition jurisdiction.
         14. This Consent Judgment, insofar as it applies to U.S. Patent No. 5,034,322, is effective between the parties as a final adjudication of patent infringement, validity, and enforceability unless and until the patent-in-suit is declared invalid or unenforceable by a court of competition jurisdiction.

         Entered this 15th day of August, 1995, at Wilmington, Delaware.